                                                                  Exhibit 11.(a)

               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
               -------------------------------------------------

                   COMPUTATION OF PRIMARY EARNINGS PER SHARE
                   -----------------------------------------
                                  (unaudited)


                                   Nine Months Ended September 30
                                   -------------------------------
                                       1995               1994
                                   ------------       ------------

Net earnings                       $184,478,000       $134,784,000
                                   ============       ============

Weighted average number of
  common and common equivalent
  shares outstanding:
    Weighted average common
      shares outstanding            136,555,149        134,824,594
    Dilutive effect of stock
      options after application
      of treasury-stock method        3,484,789          3,810,606
                                   ------------       ------------
                                    140,039,938        138,635,200
                                   ============       ============

Earnings per share                 $       1.32       $        .97
                                   ============       ============



                                   Three Months Ended September 30
                                   -------------------------------
                                       1995               1994
                                   ------------       ------------

Net earnings                       $ 72,037,000       $ 52,066,000
                                   ============       ============

Weighted average number of
  common and common equivalent
  shares outstanding:
    Weighted average common
      shares outstanding            137,042,732        135,204,718
    Dilutive effect of stock
      options after application
      of treasury-stock method        3,502,247          3,711,264
                                   ------------       ------------
                                    140,544,979        138,915,982
                                   ============       ============

Earnings per share                 $        .51       $        .37
                                   ============       ============

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